                                                        Registration No.
                             As filed with the Securities and Exchange Commission on May 1, 2000
===============================================================================================================================

                                               SECURITIES AND EXCHANGE COMMISSION
                                                     Washington, D.C. 20549

                                                            FORM S-8
                                                     Registration Statement
                                                Under the Securities Act of 1933

                                             CALIFORNIA COMMUNITY BANCSHARES, INC.
                                     (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE                                       94-3339505
                            -------------------------                         -------------------
                         (State or Other Jurisdiction of              (I.R.S. Employer Identification No.)
                          Incorporation or Organization)

                                 One Maritime Plaza, Suite 825, San Francisco, California 94111
                                            (Address of Principal Executive Offices)


                                      CALIFORNIA FINANCIAL BANCORP 1999 STOCK OPTION PLAN

                                                    (Full Title of the Plan)


                                    RONALD W. BACHLI, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 One Maritime Plaza, Suite 825, San Francisco, California 94111
                                            (Name and Address of Agent for Service)

                                                         (415) 434-1236
                                 (Telephone Number, including Area Code, of Agent for Service)

                                                            Copy to:
                                                      R. Brent Faye, Esq.
                                                     Lillick & Charles LLP
                              Two Embarcadero Center, Suite 2700, San Francisco, California 94111
                                                         (415) 984-8200

                                                CALCULATION OF REGISTRATION FEE

===============================================================================================================================
  Title of Each Class Of         Amount To Be           Proposed Maximum         Proposed Maximum      Amount of Registration
     Securities To Be            Registered(a)         Offering Price Per       Aggregate Offering               Fee
        Registered                                          Share(b)                 Price(b)
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
       Common stock              281,758 Shares               $5.44                $1,532,763.52               $404.65
    ($0.01 Par Value)
===============================================================================================================================
(a) The number of shares being  registered is the number of shares  issuable  under the Plan.  The  Registrant is the successor corporation to California Financial Bancorp.
(b) Pursuant to Rule 457(h)(1) the Registration Fee was computed on the basis of the book value of the securities being offered as of March 31, 2000.
===============================================================================================================================

                                     PART I

                     INFORMATION REQUESTED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION.


The Registrant, California Community Bancshares, Inc., will send or give the documents containing the information specified in this Item I to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Registrant is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


The Registrant will send or give the documents containing the information specified in Item 2 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Registrant is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


California Community Bancshares, Inc. ("California Community") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

(a)      Registrant's   Prospectus   filed  with  the  Securities  and  Exchange
         Commission  under  Section   424(b)(3)  with  respect  to  Registration
         Statement 333-87481.

(b) Registrant's Annual Report of Form 10-K for the year ended December 31, 1999 filed with the Securities & Exchange Commission.


(c) All other documents filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1999 to the date of this filing.


Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Capital Stock

The authorized capital stock of California Community consists of 75,000,000 shares of California Community common stock, $0.01 par value per share and 25,000,000 shares of California Community preferred stock, of which 26,312,576 shares of California Community common stock and no shares of California Community preferred stock were outstanding as of March 31, 2000. In addition,
7,607,499  shares of  California  Community  common stock have been reserved for issuance pursuant to California Community Bancshares, Inc. 1999 Stock Option Plan and 281,758 shares have been reserved for issuance under the California Financial Bancorp 1999 Stock Option Plan. Each share of California Community common stock has the same rights, privileges and preferences as every other share and would share equally in California Community's net assets upon liquidation or dissolution. The shares of California Community common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. Each share is entitled to one vote, except that in the election of directors, California Community shareholders may vote their shares cumulatively. All of the outstanding shares of California Community common stock are validly issued and nonassessable and each participates equally in dividends, which are payable when and as declared by California Community's Board of Directors out of funds legally available therefor.

California Community Certificate of Incorporation

California Community's Certificate of Incorporation incorporates provisions which may have the effect of delaying, deferring or preventing a change in control of California Community in certain circumstances. Specifically,
California Community's Certificate of Incorporation provides that the shareholder vote required to approve a Business Combination (as described below) shall be at least 66-2/3% of California Community's outstanding shares of voting stock, voting together as a single class. A Business Combination means any:

o merger or consolidation of California Community or a subsidiary of California Community where the shareholders of California Community immediately prior to the merger or consolidation will own immediately after the merger or consolidation (A) no equity securities of the
      surviving   entity  after  the  merger  or  consolidation  or  (B)  equity securities (excluding options, warrants and rights) of the surviving entity after the merger or consolidation with less than 50% of the voting power of the surviving entity after the merger or consolidation or

o any sale, exchange, transfer or other disposition of 50% or more of the assets of California Community or combined assets of California Community and its subsidiaries.

The amendment or repeal of this provision of California Community's Certificate of Incorporation requires the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of voting stock.

Payment of Dividends and Repurchase of Shares

Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Bylaws of California Community provide for indemnification of agents including directors, officers, and employees, to the fullest extent permitted by Delaware law. California Community's Certificate of Incorporation further provides for a limitation of director liability for monetary damages to the extent allowed by Delaware law. Delaware law generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California Community's Bylaws provide that California Community will, to the extent permitted by law, indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


Not Applicable.


ITEM 8.  EXHIBITS.


5.1      Opinion re: Legality

23.1     Consent of Counsel is included  with the opinion re legality as Exhibit
         5.1 to the Registration Statement.

23.2     Consent of KMPG LLP

23.3     Consent of Deloitte & Touche LLP

23.4     Consent of Arthur Andersen LLP

24.1     Power of attorney

99.1     California Financial Bancorp 1999 Stock Option Plan (1)

(1) Filed with the Securities and Exchange Commission as Exhibit 10. 2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.


(a)      The undersigned Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sacramento, California, on April 27, 2000.

                                            CALIFORNIA COMMUNITY BANCSHARES, INC

                                            /s/ Ronald W. Bachli
                                            ------------------------------------
                                            Ronald W. Bachli, President & CEO

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following  persons in the capacities and on the date indicated.
/s/ Ronald W. Bachli                           ,   Director, Principal Executive
-----------------------------------------------    Officer                        April 27, 2000.
Ronald W. Bachli


/s/ J. Thomas Byrom                            ,   Director                       April 27, 2000.
-----------------------------------------------
J. Thomas Byrom


/s/ Richard W. Decker, Jr.                     ,   Director                       April 27, 2000.
-----------------------------------------------
Richard W. Decker, Jr.


/s/ Joseph P. Heitzler                         ,   Director                       April 27, 2000.
-----------------------------------------------
Joseph P. Heitzler


                                               ,   Director                       April 27, 2000.
-----------------------------------------------
Robert J. Kushner


/s/ Larry D. Mitchell                          ,   Director                       April 27, 2000.
-----------------------------------------------
Larry D. Mitchell


/s/ Clifford R. Ronnenberg                     ,   Director                       April 27, 2000.
-----------------------------------------------
Clifford R. Ronnenberg


                                               ,   Director                       April 27, 2000.
-----------------------------------------------
Jaynie Studenmund


/s/ David E. Hooston                           ,   Principal Financial Officer    April 27, 2000.
-----------------------------------------------
David E. Hooston

                                  EXHIBIT INDEX

Exhibit

Number   Description
------   -----------
5.1      Opinion re:  Legality

23.1     Consent of Counsel is included  with the opinion re legality as Exhibit
         5.1 to the Registration Statement.

23.2     Consent of KMPG LLP

23.3     Consent of Deloitte & Touche LLP

23.4     Consent of Arthur Andersen LLP

24.      Power of attorney

99.1     California Financial Bancorp1999 Stock Option Plan(1)


(1) Filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

EXHIBIT 5.1

                              OPINION RE: LEGALITY

                              Lillick & Charles LLP
                                Attorneys at Law
                             Two Embarcadero Center
                          San Francisco, CA 94111-3996
                                 (415) 984-8200

                                 April 27, 2000

rfaye@lillick.com                                                   415-984-8365






California Community Bancshares, Inc.
One Maritime Plaza, Suite 825
San Francisco,, California 94111

Ladies and Gentlemen:


         With reference to the Registration Statement on Form S-8 filed by California Community Bancshares, Inc ("California Community") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 281,758 shares of California Community Common Stock, $0.01 par value, (the "Shares") to be issued in connection with the grant and exercise of options under the California Financial Bancorp 1999 Stock Option Plan (the "Stock Option Plan"):

         We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Stock Option Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thereto, and in the Prospectus included therein.

                                                       Very truly yours,


                                                       /s/ Lillick & Charles LLP
                                                       LILLICK & CHARLES LLP

                                  EXHIBIT 23.2

                               CONSENT OF KPMG LLP

                          Independent Auditors' Consent

The Board of Directors
California Community Bancshares, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of California Community Bancshares, Inc. of our report dated March 17, 2000, relating to the consolidated statement of financial condition of California Community Bancshares, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for the year ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of California Community Bancshares, Inc.

                                  /s/ KPMG LLP

Sacramento, California
April 27, 2000

                                  EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of California Community Bancshares, Inc. of our report dated February 23, 1999 on the consolidated balance sheet of California Financial Bancorp (formerly Belvedere Bancorp) and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholder's equity, and cash flows for the year then ended, appearing in and incorporated by reference in the Annual Report on Form 10-K of California Community Bancshares, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Los Angeles, California
April 27, 2000

                                  EXHIBIT 23.4

                         CONSENT OF ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1998 relating to the consolidated statements of operations and cash flows of California Financial Bancorp and subsidiary (formerly known as "Belvedere Bancorp and subsidiary) for the period from inception (September 11,
1997) through December 31, 1997 included in California Community Bancshares previously filed annual report on Form 10-K for the year ended December 31, 1999.

/s/ Arthur Andersen LLP

Orange County, California
April 27, 2000

                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

                                POWER OF ATTORNEY

Each person whose signature  appears below hereby authorizes Ronald W. Bachli or
Richard W. Decker, Jr. and either of them, as  attorney-in-fact,  to sign in his or her behalf,  individually and in each capacity stated below, and to file this
Registration Statement on Form S-8 and all amendments and/or supplements to this
Registration Statement on Form S-8.
/s/ Ronald W. Bachli                           ,   Director, Principal Executive  April 27, 2000
-----------------------------------------------    Officer
Ronald W. Bachli


/s/ J. Thomas Byrom                            ,   Director                       April 27, 2000
-----------------------------------------------
J. Thomas Byrom

/s/ Richard W. Decker, Jr.                     ,   Director                       April 27, 2000
-----------------------------------------------
Richard W. Decker, Jr.


/s/ Joseph P. Heitzler                         ,   Director                       April 27, 2000
-----------------------------------------------
Joseph P. Heitzler


                                               ,   Director                       April 27, 2000
-----------------------------------------------
Robert J. Kushner


/s/ Larry D. Mitchell                          ,   Director                       April 27, 2000
-----------------------------------------------
Larry D. Mitchell


/s/ Clifford R. Ronnenberg                     ,   Director                       April 27, 2000
-----------------------------------------------
Clifford R. Ronnenberg


                                               ,   Director                       April 27, 2000
-----------------------------------------------
Jaynie Studenmund


/s/ David E. Hooston                           ,   Principal Financial Officer    April 27, 2000
-----------------------------------------------
David E. Hooston